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                                                                    Exhibit 23.2






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of our report dated January 19, 1999, with respect to High Point Financial Corp.'s (High Point's) 1998 financial statements which were previously included in Form 10-K for the year ended December 31, 1998 and to all references to our Firm in this Registration Statement.



                                                        ARTHUR ANDERSEN LLP




Roseland, New Jersey
June 2, 1999